EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of National Investment Managers Inc. on Form SB-2 (Registration No. ), of our report dated March 9, 2005, with respect to the consolidated financial statements of Duncan Capital Financial Group, Inc. and Subsidiaries as of December 31, 2004 and for the period from December 13, 2004 (date of capitalization) through December 31, 2004.


                                        /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 18, 2005

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of National Investment Managers Inc. on Form SB-2 (Registration No. ), of our report dated February 25, 2005, with respect to the combined financial statements of Pension Administration Services, Inc. and Affiliates as of and for each of the years in the two-year period ended December 31, 2004.


                                        /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April  18, 2005